As filed with the Securities and Exchange Commission on November 19, 1996
                                            Registration No. 333-

                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                 Under
                      THE SECURITIES ACT OF 1933

                            SPORTMART, INC.
        (Exact name of registrant as specified in its charter)
                Delaware                36-2702213
      (State or other jurisdiction    (IRS Employer Identification
   of incorporation or organization)     Number)

       1400 South Wolf Road, Suite 200, Wheeling, Illinois 60090
      (Address of Principal Executive Offices including Zip Code)

                            (847) 520-0100
           (Issuer's telephone number, including area code)

      Sportmart, Inc. 1996 Restricted Stock Plan, as amended and restated
                         (Full title of plan)

                         Gregory E. Fix, Esq.
       1400 South Wolf Road, Suite 200, Wheeling, Illinois 60090
       (Name, address and telephone number of agent for service)

                              Copies to:
                        Marshall T. Scott, Esq.
                         Katten Muchin & Zavis
                        525 West Monroe Street
                              Suite 1600
                       Chicago, Illinois  60661
                            (312) 902-5200
                   CALCULATION OF REGISTRATION FEE

                                 Proposed     Proposed
                   Amount to      maximum      maximum
     Title of          be        offering     aggregate    Amount of
  securities to   registered    price per    offering    registration
  be registered       (1)        share(2)     price(2)        fee

Class A Non-
 Voting Common
 Stock
 ($.01 par          400,000    See Footnote
 value)              shares       2 below    $1,262,400      $416.59

(1) Includes an indeterminate number of shares of Sportmart, Inc. Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.
(2) The amounts are based upon the closing price of the Company's Class A Non-Voting Common Stock as reported in the Nasdaq National Market on November 12, 1996 of $3.156 and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933.

                                PART I

                INFORMATION REQUIRED IN THE PROSPECTUS

     The information called for in Part I of Form S-8 is currently included in the prospectus for the Sportmart, Inc. 1996 Restricted Stock Plan, as amended and restated (the "Plan"), and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
     The following documents filed with the SEC are incorporated in this Registration Statement by reference:

     1. Sportmart, Inc.'s Annual Report on Form 10-K for the year ended January 28, 1996 (File No. 0-20672).

     2. All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to above.

     3. The description of the Sportmart, Inc. common stock (the "Common Stock") which is contained in Sportmart, Inc.'s registration statement filed pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

     In   addition,  all  documents  filed  by  Sportmart,  Inc.  (the
"Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

     The Company hereby undertakes to provide without charge to each person who has received a copy of any of the prospectuses to which this registration statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

Item 4.  Description of Securities.
     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Article Ten of the Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors to the fullest extent permitted by the Delaware General Corporation Law and may indemnify its officers and employees to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or
(ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. The Company has entered into indemnity agreements with each of its directors and certain officers selected by the Company. These agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms.

     In addition, Article Nine of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

     The Company has purchased an insurance policy under which it is entitled to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

Item 7.  Exemption from Registration Claimed.
     Not Applicable.

Item 8.  Exhibits.
     4.1   Form  of    Sportmart,  Inc. 1996 Restricted Stock Plan, as
     amended and restated.

     4.2   Restated   Certificate  of  Incorporation  of  the Company
     (incorporated herein by reference to the same numbered Exhibit to the Company's Statement No. 33-83886).

     4.3 By-Laws of the Company (incorporated herein by reference to the same numbered Exhibit to the Company's Statement No 33-83886).

     5. Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plan.

     23.1   Consent of Coopers & Lybrand L.L.P.

     23.2   Consent  of  Katten  Muchin  &  Zavis (included in
     Exhibit 5 herein).

     24. Power of Attorney (included on the signature page of this Registration Statement).

Item 9.  Undertakings.
     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

                    (i) To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in  the prospectus any facts or
              events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information
              with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and c o ntrolling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has b e en settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                              SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 19th day of November, 1996.

                                   SPORTMART, INC.

                                   By:  /s/ ANDREW S. HOCHBERG
                                         Andrew S. Hochberg
                                         Chief Executive Officer
                                         and Director

                        POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Gregory E. Fix and Marshall T. Scott, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                        Date


/s/ LARRY J. HOCHBERG      Chairman and Director       November 19,1996


/s/ ANDREW S. HOCHBERG     Chief Executive Officer
                           and Director                November 19,1996
                          (Principal Executive Officer)


/s/ C. MARK SCOTT          President and Director      November 19,1996


/s/ JOHN A. LOWENSTEIN     Chief Operating Officer,    November 19,1996
                           Director and Secretary


/s/ THOMAS T HENDRICKSON   Executive Vice President
                           and Chief Financial Officer
                          (Principal Financial and
                           Accounting Officer)         November 19,1996


/s/ JEROME S. GORE         Director                    November 19,1996


/s/ LAWRENCE J. RING       Director                    November 19,1996


/s/ STUART C. NATHAN       Director                    November 19,1996


/s/ CHARLES G. COOPER      Director                    November 19,1996

                             EXHIBIT INDEX

Exhibit                                               Page
Number                      Description              Number

4.1      Form of Sportmart, Inc. 1996
         Restricted Stock Plan, as amended and
         restated.

4.2*     Restated Certificate of Incorporation
         of the Company.

4.3*     By-Laws of the Company.


5        Opinion of Katten Muchin & Zavis as
         to the legality of the shares of
         Common Stock being offered under the
         Plans.

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of Katten Muchin & Zavis
         (included in Exhibit 5 herein).

24       Power of Attorney (included on the
         signature page of this Registration
         Statement).


* This Exhibit is incorporated herein by reference to the same-numbered Exhibit to Registrant's Statement No. 33-83886.